Exhibit 10.36

August 10, 2016

Mr. Brian T. Hoover

Vice President, General Accounting

Rite Aid Corporation

30 Hunter Lane

Camp Hill, PA 17011

RE:                           Agreement dated as of January 1, 2001 by and between Rite Aid Corporation (the “Company”) and Brian T. Hoover (the “Executive”), as amended from time to time (the “Agreement”)

Dear Brian:

As you are aware, the Company had previously promoted you to the position of Vice President, General Accounting of the Company.  Accordingly, I am pleased to provide you with this letter in order to update the Agreement to reflect your current terms.

In consideration of your appointment and of other good and valuable consideration, the receipt of which is acknowledged:

1.                                      Section 2.1 (“Position”) is hereby amended by deleting the term “Vice President, Inventory Accounting” and replacing it with the term “Vice President, General Accounting” in the first sentence of Section 2.1.

2.                                      Section 2.2 (“Duties”) is hereby amended by: (i) deleting the term “Chief Accounting Officer (“CAO”)” and replacing it with the term “Senior Vice President, Chief Accounting Officer” in the first and second sentences of Section 2.2, and (ii) deleting the term “Vice President, Inventory Accounting” and replacing it with the term “Vice President, General Accounting” in the first sentence of Section 2.2.

3.                                      Section 3.1 (“Base Salary”) is hereby amended by deleting the term “One Hundred Twenty Five Thousand Dollars ($125,000)” and replacing it with the term “Two Hundred Forty-Two Thousand Five Hundred Seventy-Six Dollars ($242,576).”

4.                                      Section 5.1 (“Termination of Executive’s Employment by the Company for Cause”) is hereby amended by deleting the term “Chief Accounting Officer (“CAO”)” and replacing it with the term “Senior Vice President, Chief Accounting Officer” in the third sentence of Section 5.1.

5.                                      Section 5.4(b) (“Definition of Good Reason”) is hereby amended by deleting the term “Vice President, Inventory Accounting” and replacing it with the term “Vice President, General Accounting.”

6.                                      The following provision is hereby added to the Agreement as a new Section 6.3:

Defend Trade Secrets Act.  Pursuant to Section 7 of the Defend Trade Secrets Act of 2016 (which added 18 U.S.C. § 1833(b)), Executive acknowledges that Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such Section.

If you are in agreement with the changes described in the above paragraphs, please sign both copies of this letter below where indicated, returning one copy to me and retaining one copy for your records.

[SIGNATURE PAGE FOLLOWS]

Sincerely,

Rite Aid Corporation

	By:	/s/ James J. Comitale
Name: James J. Comitale
Title: Senior VP & General Counsel

Agreed:

/s/ Brian T. Hoover
Brian T. Hoover